Exhibit 10.1

FORBEARANCE
TO
LOAN AND SECURITY AGREEMENT

This FORBEARANCE to Loan and Security Agreement (this “Agreement”) is entered into this ____ day of August 2013, by and between Silicon Valley Bank (“Bank”) and DecisionPoint Systems, Inc., a Delaware corporation (“DSI”), DecisionPoint Systems International, Inc., a Delaware corporation (“DSII”), DecisionPoint Systems Group, Inc., a Delaware corporation (“DSG”), DecisionPoint Systems CA, Inc., a California corporation (“DSCA”), DecisionPoint Systems CT, Inc., a Connecticut corporation (“DSCT”) and CMAC, Inc., a Georgia corporation (“CMAC” and together with DSI, DSII, DSG, DSCA and DSCT, jointly and severally, the “Borrower”) whose address is 8697 Research, Irvine, CA  92618.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 15, 2006 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.           Borrower acknowledges that Borrower is currently in default of the Loan Agreement for failing to comply with the Tangible Net Worth Financial Covenant set forth in Section 6.9(b) of the Loan Agreement for the compliance periods ending May 31, 2013 and June 30, 2013 and each such failure to comply constitutes an Event of Default (the “Existing Defaults”). Borrower has advised Bank that Borrower anticipates failing to comply with the Tangible Net Worth Financial Covenant set forth in Section 6.9(b) of the Loan Agreement for the compliance period ending July 31, 2013, and such failure to comply will constitute an Event of Default (the “Anticipated Default”).

C.           Borrower has requested that Bank forbear from exercising its rights and remedies against Borrower during the Forbearance Period (as defined in Section 2.1 below).  Although Bank is under no obligation to do so, Bank is willing to forbear from exercising its rights and remedies against Borrower through the Forbearance Period on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Forbearance.

2.1 Forbearance Period.  Subject to all the terms and conditions set forth herein, Bank shall forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower from the Forbearance Effective Date (as defined in Section 10) until the date (the “Forbearance Termination Date”) which is the earliest to occur of:  (a) August 28, 2013, (b) the failure after the date hereof of Borrower to comply with any of the terms or undertakings of this Agreement, (c) the occurrence after the date hereof of any Event of Default (other than the Existing Defaults and the Anticipated Default) or (d) the date that Borrower joins in, assists, cooperates, or participates as an adverse party or adverse witness in any suit or other proceeding against Bank relating to the Obligations in connection with or related to any of the transactions contemplated by any of the other Loan Documents.  Except as expressly provided herein, this Agreement does not constitute a waiver or release by Bank of any Obligations or of the Existing Defaults or of the Anticipated Default (if such Anticipated Default does occur) or any other present or future Event of Default whether or not known to Bank.  If Borrower does not comply with the terms of this Agreement, Bank shall have no further obligations under this Agreement and shall be permitted to exercise at such time any rights and remedies against Borrower as it deems appropriate in its sole and absolute discretion.  Borrower understands that Bank has made no commitment and is under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period.  The time period between the Forbearance Effective Date and the Forbearance Termination Date is referred to herein as the “Forbearance Period.”

2.2 Forbearance Terms. Repayment and performance of all Obligations of Borrower to Bank under the Loan Agreement and this Agreement shall be secured by the Collateral.

3. Limitation of Forbearance.

3.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. Acknowledgment; Consent.

4.1 Reserve.  Borrower acknowledges and agrees that notwithstanding anything to the contrary in the Loan Agreement, during the Forbearance Period, one hundred percent (100%) of the outstanding Obligations of the Term Loan and Term Loan II shall be reserved against the lesser of the Maximum Dollar Amount or the Borrowing Base.

4.2 Apex.  Borrower has advised Bank that DSI anticipates receiving up to $5,000,000 of cash proceeds from the issuance of equity securities of DSI by _____________, 2013 (the “Equity Financing Transaction”).  Bank hereby acknowledges and agrees that, provided no Event of Default has occurred and is continuing (other than the Existing Defaults and the Anticipated Default), DSI may transfer up to ten percent (10%) of any net cash proceeds that DSI receives from any equity financing transaction prior to _________________, 2013 to DSI’s Canadian subsidiary, Apex.

4.3 Limited Waiver Regarding Existing Defaults and Anticipated Default.  Provided that Borrower receives at least $1,500,000 gross cash proceeds from the Equity Financing Transaction by the Forbearance Termination Date and evidence of the same is provided to Bank, such evidence to be satisfactory to Bank in its good faith business judgment, on or about such date, Bank and Borrower agree that the Existing Defaults and the Anticipated Default (if the Anticipated Default does occur) will be deemed waived as of such date.  It is understood by the parties hereto, however, that such waiver, if it does occur, will not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

4.4 Agreement Regarding Tangible Net Worth Financial Covenant.  Bank and Borrower agree that the net cash proceeds received by Borrower from the Equity Financing Transaction during the Forbearance Period will not be included in subclause (i) of the calculation of the Tangible Net Worth Financial Covenant.  Bank and Borrower further agree that any non-cash warrant liability of Borrower arising as a result of warrants issued as part of the Equity Financing Transaction will not be included in the calculation of the Tangible Net Worth Financial Covenant.

5. Representations and Warranties.  Borrower represents and warrants to Bank as follows:

5.1 (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.  As of the date hereof, the aggregate outstanding principal amount owing to Bank is $___________________________.

7. Release by Borrower.

7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

7.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b) Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Agreement are contractual and not a mere recital.

(d) This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Integration.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents

9. Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Conditions to Effectiveness.  The parties agree that the forbearance obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank, on or prior to August _____, 2013, (the date of the satisfaction of such conditions precedent referred to herein as the “Forbearance Effective Date”): (a) the due execution and delivery to Bank of this Agreement by each party hereto and (b) Borrower’s payment of a forbearance fee in the amount of $5,000 (which fee shall be fully earned by Bank upon the execution and delivery of this Agreement by the parties hereto).

11. Miscellaneous.

11.1 This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

11.2           Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12. Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK
Silicon Valley Bank By: ________________________________________ Name: _______________________________________ Title: _______________________________________
BORROWER	BORROWER
DecisionPoint Systems, Inc. By: ________________________________________ Name: _______________________________________ Title: _______________________________________	DecisionPoint Systems International, Inc. By: ________________________________________ Name: _______________________________________ Title: _______________________________________
BORROWER	BORROWER
DecisionPoint Systems Group, Inc. By: ________________________________________ Name: _______________________________________ Title: _______________________________________	DecisionPoint Systems CA, Inc. By: ________________________________________ Name: _______________________________________ Title: _______________________________________
BORROWER	BORROWER
DecisionPoint Systems CT, Inc. By: ________________________________________ Name: _______________________________________ Title: _______________________________________	CMAC, Inc. By: ________________________________________ Name: _______________________________________ Title: _______________________________________

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